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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________
FORM 8-K
  _______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): January 31, 2013

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

   _______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2013, Beazer Homes USA, Inc. (the “Company”) issued and sold $200 million aggregate principal amount of its 7.250% Senior Notes due 2023 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were initially sold pursuant to a purchase agreement, dated January 29, 2013, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC (the “Initial Purchaser”).

Interest on the Notes is payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing August 1, 2013. The Notes will mature on February 1, 2023.

The Notes were issued under an Indenture, dated as February 1, 2013 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee. The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness, including secured indebtedness, and make certain types of restricted payments. The Indenture contains customary events of default. Upon the occurrence of an event of default, payments on the Notes may be accelerated and become immediately due and payable.

Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Company may redeem the Notes at any time prior to August 1, 2018, in whole or in part, at a redemption price equal to 100% of the principal amount, plus a customary make-whole premium, plus accrued and unpaid interest to the redemption date. In addition, at any time on or prior to August 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at a redemption price equal to 107.250% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. On or after August 1, 2018, the Company may redeem some or all of the Notes at redemption prices set forth in the Indenture. These percentages range from 100.000% to 103.625%.

The Notes rank equally in right of payment with all of the Company's existing and future senior unsecured obligations, senior to all of the Company's existing and future subordinated indebtedness and effectively subordinated to the Company's existing and future secured indebtedness, including indebtedness under the Company's revolving credit facility and the Company's 6.625% Senior Secured Notes due 2018, to the extent of the value of the assets securing such indebtedness. The Notes and related guarantees are structurally subordinated to all indebtedness and other liabilities of all of the Company's subsidiaries that do not guarantee the Notes. The Notes are fully and unconditionally guaranteed jointly and severally on a senior basis by the Guarantors.

In connection with the issuance of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of February 1, 2013 (the “Registration Rights Agreement”), with the Initial Purchaser. The Registration Rights Agreement requires the Company to register under the Securities Act 7.250% Senior Notes due 2023 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately-placed Notes for the publicly-registered Exchange Notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately-placed Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period would require the Company to pay as liquidated damages additional interest on the privately-placed Notes until the failure to comply is cured.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety to the forms of the Notes, the Indenture and the Registration Rights Agreement filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated in this Item 1.01 by reference.

The Initial Purchaser has performed commercial banking, investment banking and advisory services for the Company from time to time for which it has received customary fees and reimbursement of expenses.

Item 2.02. Results of Operations and Financial Condition.

As previously disclosed, on January 31, 2013, the Company held a conference call announcing its results of operations for the fiscal quarter ended December 31, 2012. A copy of the conference call transcript is furnished and attached hereto as Exhibit 99.1.

The information included under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company's 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) held on February 1, 2013, the Company's stockholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to decrease the number of shares of the Company's common stock authorized for issuance from 100,000,000 to 63,000,000 (the “Charter Amendment”). The Company filed the Charter Amendment with the Delaware Secretary of State on February 4, 2013, and it became effective on such date. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 1, 2013, the Company held its 2013 Annual Meeting. A total of 20,554,578 shares were represented in person or by valid proxy at the 2013 Annual Meeting and the Company's stockholders took the following actions:

1. Election of Directors. Stockholders elected Elizabeth S. Acton, Laurent Alpert, Brian C. Beazer, Peter G. Leemputte, Allan P. Merrill, Norma A. Provencio, Larry T. Solari and Stephen P. Zelnak, Jr. to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified. The vote totals for each of these individuals is as set forth below:

Director	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Elizabeth S. Acton	13,951,412	166,256	25,603	6,411,307
Laurent Alpert	13,875,682	242,369	25,220	6,411,307
Brian C. Beazer	13,949,194	169,021	25,056	6,411,307
Peter G. Leemputte	13,951,098	166,050	26,123	6,411,307
Allan P. Merrill	13,964,321	152,757	26,193	6,411,307
Norma A. Provencio	13,914,988	206,065	22,218	6,411,307
Larry T. Solari	13,797,864	319,162	26,245	6,411,307
Stephen P. Zelnak, Jr.	13,807,993	309,173	26,105	6,411,307

2. Ratification of Independent Accountants. Stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013. The vote totals were 20,072,055 shares for, 423,052 shares against and 59,471 share abstentions.

3. Non-Binding Advisory Vote on the Compensation of the Named Executive Officers. Stockholders voted for, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers. The vote totals were 13,555,472 shares for, 477,411 shares against, 110,388 share abstentions and 6,411,307 broker non-votes.

4. Amendment to Certificate of Incorporation to Decrease Authorized Common Stock. Stockholders voted for a proposal to amend the Company's Amended and Restated Certificate of Incorporation to decrease the authorized number of shares of the Company's common stock from 100,000,000 to 63,000,000. The vote totals were 19,832,496 shares for, 653,087 shares against and 68,995 share abstentions.

5. Amendment to Certificate of Incorporation to Extend Protective Amendment. Stockholders voted for a proposal to amend the Company's Amended and Restated Certificate of Incorporation to extend the term of a protective amendment designed to help preserve certain tax benefits primarily associated with the Company's net operating losses. The vote totals were 19,616,167 shares for, 777,126 shares against and 161,285 share abstentions.

6. New Section 382 Rights Agreement. Stockholders voted for a proposal to approve a new Section 382 Rights Agreement to become effective upon the expiration of the Company's existing Section 382 Rights Agreement, to help continue to protect the tax benefits primarily associated with the Company's net operating losses. The vote totals were 11,861,063 shares for, 2,229,978 shares against, 52,230 share abstentions and 6,411,307 broker non-votes.

Item 8.01. Other Events.

On February 1, 2013, the Company used a portion of the net cash proceeds from the offering of the Notes to pre-fund the redemption of all $172,454,000 in aggregate principal amount outstanding of its 6-7/8% Senior Notes due 2015 (the “2015 Notes”). The 2015 Notes will be redeemed at 101.146% of the principal amount, plus accrued and unpaid interest to the redemption date, which is February 19, 2013.

On February 1, 2013, the Company issued a press release announcing the completion of the offering of the Notes, which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Beazer Homes USA, Inc.
4.1	Indenture for 7.250% Senior Notes due 2023, dated February 1, 2013, by and among Beazer Homes USA, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.
4.2	Form of 7.250% Senior Note due 2023 (included in Exhibit 4.1).
4.3
Registration Rights Agreement for 7.250% Senior Notes due 2023, dated February 1, 2013, by and among Beazer Homes USA, Inc., the subsidiary guarantors party thereto, and Credit Suisse Securities (USA) LLC.

99.1	Transcript of Earnings Conference Call held on January 31, 2013.
99.2	Press Release dated February 1, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 5, 2013	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, Chief Administrative Officer and General Counsel